MICROHELIX, INC.
                               SERIES B PREFERRED
                            STOCK PURCHASE AGREEMENT

      This SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of April 8, 2005 by and among MICROHELIX, INC., an Oregon corporation (the "COMPANY"), and the purchaser of the Company's securities hereunder that has executed this Agreement ("INVESTOR").

      The parties hereby agree as follows:

1. AUTHORIZATION OF SERIES B PREFERRED STOCK; PURCHASE AND SALE OF SERIES B PREFERRED STOCK.

      1.1 AUTHORIZATION OF SERIES B PREFERRED STOCK. The Company has adopted and filed with the Secretary of State of the State of Oregon the Certificate of Designation substantially in the form accompanying this Agreement setting forth the rights, privileges and preferences of the Series B Preferred Stock (the "AMENDMENT"). The Company has authorized the issuance and sale of up to 2,250,000 shares of Series B Preferred Stock, no par value (the "SERIES B PREFERRED STOCK"), of which up to 2,000,000 shares are being offered in this offering (the "OFFERING").

      1.2 PURCHASE AND SALE OF THE SERIES B PREFERRED STOCK.

            (a) SUBSCRIPTION. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, Investor agrees to purchase from the Company that number of shares of Series B Preferred Stock (collectively, the "SHARES") set forth on Investor's signature page hereto at a purchase price of $1.00 per Share.

            (b) AGREEMENT NON-BINDING ON THE COMPANY UNTIL ACCEPTED. Investor understands and agrees that the Company has the right to reject this Agreement, in whole or in part, and for any reason whatsoever. To the extent this Agreement is rejected by the Company, the consideration for the rejected Shares shall be refunded to Investor without interest.

      1.3 MINIMUM AND MAXIMUM OFFERING. The Company must sell a minimum of 1,200,000 shares of Series B Preferred Stock in this Offering before it will accept this Agreement. The Company will not sell more than 2,000,000 shares of Series B Preferred Stock during this Offering (excluding 250,000 shares of Series B Preferred Stock to be issued as consideration in the MEI Acquisition (defined below)).

2. CLOSING; DELIVERY.

      2.1 The closing of the purchase and sale of the Shares (the "CLOSING") will occur at 9:00 a.m., Pacific Time, on Friday, April 8, 2005, or such later time and date as the Company may advise Investor in writing; provided, that in no event may the Closing be postponed later than April 15, 2005 without the consent of Investor. The Closing will take place at the offices of Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, OR 97204.

      2.2 At or promptly following the Closing, the Company will deliver to Investor a certificate, registered in Investor's name, representing the number of Shares acquired by Investor pursuant to this Agreement, in each case against payment of the purchase price of the Shares by wire transfer to the following Company account or by certified or cashiers check, in immediately available funds, payable to "microHelix, Inc."

              West Coast Bank
              Portland Branch
              1000 SW Broadway, Suite 1100
              Portland, OR  97205
              ABA No.: 1232000088
              Account No. 560001281
              Account Name:  microHelix, Inc.

3. REPRESENTATIONS AND WARRANTIES. In order to induce Investor to enter into this Agreement and to purchase the Shares hereunder, the Company hereby represents and warrants to each Investor:

      3.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted and to carry out the transactions contemplated hereby.

      3.2 AUTHORIZATION. This Agreement and the Registration Rights Agreement dated as of the date hereof in substantially the form accompanying this Agreement (together, the "TRANSACTION DOCUMENTS") have been or will prior to Closing be duly executed and delivered by the Company and will be the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution, delivery and performance of each of the Transaction Documents has been or prior to Closing will be duly authorized by all necessary corporate action of the Company.

      3.3 CAPITALIZATION. The entire authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, no par value, of which 1,959,746 shares were issued and outstanding as of March 31, 2005, and 3,500,000 shares of Preferred Stock, no par value, of which 500,000 shares have been designated Series A Preferred Stock (no shares of which are issued and outstanding), and of which 2,250,000 shares will be designated Series B Preferred Stock, no shares of which will be issued and outstanding prior to Closing. At Closing, the Company will issue 250,000 shares of Series B Preferred Stock as partial consideration for the acquisition of all of the outstanding capital stock (the "MEI ACQUISITION") of Moore Electronics, Inc., an Oregon corporation ("MEI"). Following the Closing, the Company will have substantially the following capitalization:


                                                                  Minimum             Maximum
                                        Existing                  Offering            Offering
                                        --------                  --------            --------
 Common Stock                           1,959,746    67.8%        1,959,746    21.9%  1,959,746  16.0%
 Series B Preferred Stock*                      0                 5,800,000    64.7%  9,000,000  73.6%
 Outstanding Public Warrants**            812,611    28.1%          812,611     9.1%    812,611   6.6%
 Other Options & Warrants***              117,867     4.1%          387,867     4.3%    451,867   3.7%
                                        ---------                 ---------          ----------
                                        2,890,224                 8,960,224          12,224,224


-----------

* On as converted basis; includes 250,000 shares to be issued as purchase price consideration in MEI acquisition.

**    Exercise price is $21.60 per share.

*** Exercise prices range from $1.02 to $27.18 per share. An additional 270,000 warrants (minimum offering) or 334,000 warrants (maximum offering) will be granted to the Company's financial advisor at Closing in connection with services rendered with respect to the sale of Series B Preferred Stock in this Offering, the new BFI Finance credit facility and the sale/leaseback transaction with VenCore Solutions, LLC.

All outstanding capital stock is duly authorized, validly issued and fully paid and non-assessable. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

      3.4 SUBSIDIARIES. Except for microHelix Acquisition Corp., an Oregon corporation wholly owned by the Company, the Company has no subsidiaries and does not own or control any interest in any other corporation, association or business organization. At or immediately following Closing, microHelix Acquisition Corp. will be merged with and into MEI, with MEI as the surviving corporation. At Closing MEI will become a wholly-owned subsidiary of the Company.

      3.5 INTELLECTUAL PROPERTY. To the Company's Knowledge, the Company owns a valid right, title, interest or license in and to the intellectual property necessary for the operation of its business, which includes, but is not limited to, all copyrights, common law copyrights, trade names, trademarks, service marks, trade secrets, technology, know-how, processes, or any other intangible property rights ("INTELLECTUAL PROPERTY") of the Company. There are no claims pending or, to the Company's Knowledge, threatened against the Company regarding any claim or infringement of any Intellectual Property belonging to any other person, firm or corporation and the Company has not received any written notice or other indication of any claim of any such infringement. The "COMPANY'S KNOWLEDGE" means the actual knowledge, after reasonable investigation, of Tyram
H. Pettit.

      3.6 LICENSES AND PERMITS. The Company possesses all material licenses and permits necessary for the present conduct of its business. Each of such licenses and permits is in full force and effect, and there are no pending or, to the Company's Knowledge, threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any license or permit of the Company.

      3.7 TAXES. The Company has (a) timely filed all federal, state, local and foreign franchise, income, sales, gross receipts and all other tax returns and statements which are required to be filed by it and which were due prior to the date hereof ("TAX RETURNS AND STATEMENTS"), and (b) paid within the time and in the manner prescribed by law or established reasonable reserves for the payment of all taxes, levies, assessments, fees, penalties, interest and other governmental charges accrued or payable for all periods ending on or prior to the date hereof. The Tax Returns and Statements are complete and accurate in all material respects, and no tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against the Company, nor are any of the Tax Returns and Statements now being examined or audited nor, to the Company's Knowledge, is there a threat that any of the Tax Returns and Statements will be examined or audited, and no consents waiving or extending any applicable statues of limitations for the Tax Returns and Statements, or any taxes required to be paid thereunder, have been filed.

      3.8 COMPLIANCE WITH LAWS. The business of the Company has been conducted in material compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over it, except for violations that individually, or in the aggregate, would have no material adverse effect on the business, operations or financial condition of the Company.

      3.9 RESERVATION OF UNDERLYING SHARES. The shares of Common Stock issuable on conversion of the Shares have been, or will be prior to Closing, duly and validly reserved for issuance and, upon conversion of the Shares into shares of Common Stock, will be duly and validly issued, fully paid and nonassessable.

      3.10 LITIGATION. There is no claim, action, lawsuit, proceeding, complaint, charge or investigation pending or, to the Company's Knowledge, threatened against the Company which questions the validity of any of the Transaction Documents or the right of the Company to enter into them or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the business, assets, conditions, operations, affairs, or prospects of the Company, financial or otherwise, or any change in the current equity ownership of the Company, nor to the Company's Knowledge is there any basis for the foregoing.

      3.11 1934 ACT REPORTS. The Company's Common Stock is traded on the Nasdaq OTC Bulletin Board under the symbol "MHLX.OB." The Company has filed all reports required to be filed by it through the date hereof under the Securities Exchange Act of 1934, as amended, (collectively, the "1934 ACT REPORTS"). The Company's 1934 Act Reports are available at www.sec.gov.

      3.12 TRANSACTION COSTS. The Company engaged Windstone Capital Partners, Inc. ("WINDSTONE") to represent it in connection with raising funds for the MEI Acquisition, among other purposes. Upon the Closing, the Company will pay Windstone a minimum of $120,000 and a maximum of $184,000 and warrants with an exercise price of $0.25 per share to purchase a minimum of 270,000 and a maximum of 334,000 shares of the Company's Common Stock as compensation for services rendered with respect to the sale of Series B Preferred Stock in this Offering, the Company's new BFI Finance credit facility and a sale/leaseback transaction between the Company and VenCore Solutions, LLC.

4. REPRESENTATIONS AND WARRANTIES AND OTHER AGREEMENTS OF INVESTOR.

      4.1 REPRESENTATIONS AND WARRANTIES. Investor hereby represents and warrants to the Company that:

            (a) ACCREDITED INVESTOR. Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT") as noted below (INVESTOR TO INITIAL ALL THAT APPLY):

            (i) ________ An individual whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;

            (ii) ________ An individual who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year;

            (iii) _______ A corporation or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5 million; or

            (iv) _______ An entity in which all of the equity owners are accredited investors as set forth above.

As used in this paragraph, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this paragraph, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, Investor should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

            (b) AUTHORIZATION; RESIDENCY. Investor has full power and authority to execute, deliver and perform the Transaction Documents and to acquire the Shares. The Transaction Documents constitute the valid and legally binding obligations of Investor, enforceable against Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. Investor is a resident of the jurisdiction set forth under its name on Investor's signature page hereto.

            (c) PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares to be purchased by Investor and the Common Stock issuable upon conversion of the Shares (collectively, the "SECURITIES") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in or otherwise distributing the same. Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or to any third party with respect to any of the Securities.

            (d) RELIANCE UPON INVESTOR'S REPRESENTATIONS. Investor understands that the Securities have not been registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration, and that the Company's reliance on such exemption is predicated on Investor's representations set forth herein. Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, Investor has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Investor has no such intention.

            (e) INVESTMENT EXPERIENCE. Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company and acknowledges that Investor is able to fend for itself, can bear the economic risk of Investor's investment and has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the investment in the Securities. If Investor is an entity not otherwise owned entirely by accredited investors, Investor has not been organized for the purpose of acquiring the Securities.

            (f) RESTRICTED SECURITIES. Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

            (g) RECEIPT OF INFORMATION. Investor has received all the information Investor considers necessary or appropriate for deciding whether to purchase the Shares, including without limitation the Company's 1934 Act Reports and the Company's Confidential Private Placement Memorandum dated November 2004 regarding the MEI Acquisition (the "PRIVATE PLACEMENT MEMORANDUM"). Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Offering and the business, properties, prospects and financial condition of the Company and of MEI, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Investor or to which Investor had access.

            (h) ACKNOWLEDGEMENT OF INVESTMENT RISK. Investor understands that much of the customer, market and competition information contained in information supplied by the Company is based upon the Company's knowledge and belief, and may be based on limited independent investigation. Investor further understands that the future operating financial information provided by the Company is for illustrative purposes only, and based upon certain hypothetical assumptions and events over which the Company has only partial or no control. In addition, the assumptions made by the Company and used in its forecasts are inherently arbitrary. The selection of assumptions requires the exercise of judgment and is subject to uncertainty due to the effects that operational, economic, legislative or other changes may have on future events. The Company considers it highly unlikely that each of these events will occur in the manner and at the time anticipated in its financial forecasts. To the extent that the occurrence or timing of actual events do not match the Company's assumptions, the Company's actual operating and financial results will likely vary substantially from its current financial projections. INVESTOR UNDERSTANDS THE RISKS AND SPECIAL CONSIDERATIONS RELATING TO AN INVESTMENT IN THE COMPANY, INCLUDING, WITHOUT LIMITATION, THOSE IDENTIFIED ON ATTACHED EXHIBIT B.

            (i) FINDER'S FEES. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Investor, and Investor agrees to indemnify and hold the Company and the other investors in this Offering harmless against any damages incurred as a result of any such claims.

      4.2 LEGENDS. Investor understands that certificates evidencing the Shares may bear substantially the following legends:

            (a) "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or offered for sale in the absence of
                  (a) an effective registration statement for the shares under such Act, or (b) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer."

            (b) Any legend required by the laws of any other applicable jurisdiction.

5. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of Investor to purchase Shares at Closing are subject to the fulfillment on or before Closing of each of the following conditions unless waived by such Investor:

      5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 will be true and correct in all material respects on and as of the date of Closing.

      5.2 PERFORMANCE. Company will have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

      5.3 FILED AMENDMENT. The Company will have filed the Amendment with the Secretary of State of the State of Oregon.

      5.4 AGREEMENTS. The Transaction Documents will have been accepted and executed by the Company.

      5.5 MEI ACQUISITION. The Company will simultaneously be prepared to complete the MEI Acquisition.

6. USE OF PROCEEDS. Proceeds from the sale of the Shares to all Investors in this Offering will be used by the Company to pay a portion of the acquisition price in the MEI Acquisition, to pay transaction costs associated with the MEI Acquisition and for working capital. The Company anticipates that the sources and uses of funds for the MEI Acquisition will be substantially as set forth in attached Exhibit A.

7. MISCELLANEOUS.

      7.1 INCORPORATION BY REFERENCE. All exhibits appended to this Agreement are incorporated by reference and made a part of this Agreement.

      7.2 BINDING EFFECT. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto and transferees of the Shares.

      7.3 AMENDMENTS AND WAIVERS. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), or representatives to act on behalf of the holders of all of the Shares may be designated, upon the written consent of the Company and the holders of at least two-thirds of the outstanding Shares.

      7.4 GOVERNING LAW; JURISDICTION. This Agreement will be deemed a contract made under the laws of the State of Oregon and, together with the rights and obligations of the parties hereunder, will be construed under and governed by the laws of such State, without giving effect to principles of conflicts of law. The parties hereto irrevocably submit to the jurisdiction of any state or federal court sitting in Multnomah County, Oregon, in any action or proceeding brought to enforce, or otherwise arising out of or relating to, this Agreement, and hereby waive any objection to venue in any such court and any claim that such forum is an inconvenient forum.

      7.5 WAIVER OF JURY TRIAL; ATTORNEY FEES. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party or parties will be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

      7.6 INJUNCTIVE RELIEF. The parties agree that a breach or violation of this Agreement will result in immediate and irreparable harm to the non-breaching parties in an amount that will be impossible to ascertain at the time of the breach or violation, and that the award of monetary damages will not be adequate relief to the non-breaching parties. The non-breaching party will be entitled to seek equitable or injunctive relief, in addition to other remedies to which it may be entitled at law or equity. In any action for equitable relief, the parties agree to waive any requirement for the posting of a bond or security.

      7.7 NOTICES. All notices, requests, consents and demands will be in writing and may be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch), sent by facsimile (effective upon receipt of the facsimile in complete, readable form), or sent via a reputable overnight courier service (effective the following business day), to:

                  (a) The Company at:

                      microHelix, Inc.
                      16125 SW 72nd Ave.
                      Portland, OR 97224
                      FAX (503) 639-0330
                      Attn:  Tyram H. Pettit
                             President

                      with a copy to:

                      Tonkon Torp LLP
                      888 SW Fifth Avenue, Suite 1600
                      Portland, OR  97204
                      FAX (503) 972-3743
                      Attn:  Kurt W. Ruttum

                  (b) Investor at its address set out on its signature page hereto, or such other address as may be furnished in writing to the Company.

                  (c) Any other holder of Shares or the underlying Common Stock at such address or facsimile number shown in the Company's records, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address of the last holder of such Shares or underlying Common Stock for which the Company has contact information in its records.

      7.8 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire agreement among the Company and Investor with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

      7.9 SEVERABILITY. Each provision of this Agreement will be treated as a separate and independent clause, and the unenforceability of any one clause will in no way impair the enforceability of any of the other clauses. Moreover, if one or more of the provisions contained in this Agreement will, for any reason, be held to be excessively broad as to scope, activity, or subject so as to be unenforceable at law, such provision or provisions will be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it will then appear.

      7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed will be deemed to be an original, but all of which taken together will constitute one and the same agreement. A facsimile transmission of this signed Agreement will be legal and binding on all parties hereto.

      7.11 FURTHER COOPERATION AND ASSURANCES. Each of the parties hereto will execute and deliver any and all additional papers, documents and other assurances, and will do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

                         [Signatures on Following Pages]

      IN WITNESS WHEREOF, the Company and Investors have executed this Agreement as of the day and year first above written.

                                                 MICROHELIX, INC.

                                                 By:
                                                     --------------------------
                                                     Tyram H. Pettit, President

                                MICROHELIX, INC.

                SERIES B PREFERRED STOCK INVESTOR SIGNATURE PAGE

      This Series B Preferred Stock Investor Signature Page to the Series B Preferred Stock Purchase Agreement dated as of April 8, 2005 with microHelix, Inc. (the "Agreement"), is executed and delivered as of the date set forth below.

      The undersigned is hereby designated as an "Investor" under the Agreement, is entitled to the rights of an Investor under the Agreement, makes the representations and warranties set forth in Section 3 of the Agreement to the Company, and agrees to be bound by each and all of the terms of the Agreement as they apply to Investors.

      Dated as of April 8, 2005.

Number of Shares of Series B Preferred Stock:  ____________
Price Per Share:  $1.00
Total Purchase Price:  $______________

PURCHASER (Individual):                         PURCHASER (Jointly Held/Spouse):

-----------------------------------             --------------------------------
Signature                                       Signature

-----------------------------------             --------------------------------
Print Name                                      Print Name

Address:                                        Address:
       ---------------------------                      ------------------------

----------------------------------              --------------------------------

----------------------------------              --------------------------------

PURCHASER (Entity):

Entity Name:
            ----------------------
By:
   -------------------------------
      Signature

Its:
    ------------------------------


Address:

----------------------------------

----------------------------------

----------------------------------

                                    EXHIBIT A

                            SOURCES AND USES OF FUNDS

                                                        Minimum        Maximum
                                                        Offering       Offering
                                                        --------       --------
Sources of Funds

Series B Preferred Stock Offering                      $1,200,000     $2,000,000
Series B Preferred Stock to Seller                        250,000        250,000
Promissory Note to Seller                               1,250,000        800,000
BFI Finance Loan                                        1,000,000      1,000,000
VenCore Solutions, LLC Sale/Leaseback                     200,000        200,000
                                                       ----------     ----------
                                                       $3,900,000     $4,250,000



Uses of Funds

MEI Acquisition - Cash Consideration                   $1,500,000     $1,950,000
MEI Acquisition - Seller Promissory Note                1,250,000        800,000
MEI Acquisition - Series B Preferred Stock                250,000        250,000
MEI Acquisition Closing Costs                             200,000        250,000
Refinance Existing Bank Debt                              500,000        500,000
Working Capital                                           200,000        500,000
                                                       ----------     ----------
                                                       $3,900,000     $4,250,000

                                    EXHIBIT B

                     RISK FACTORS AND SPECIAL CONSIDERATIONS

AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS AGREEMENT AND IN THE PRIVATE PLACEMENT MEMORANDUM, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT DUE TO OUR FINANCIAL CONDITION, THE PENDING MEI ACQUISITION AND ANY OF THESE RISKS. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US, OR THAT WE CURRENTLY THINK ARE IMMATERIAL, MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

OUR ON-GOING BUSINESS PLAN IS BASED ON ASSUMPTIONS THAT COULD PROVE TO BE INCORRECT, WHICH COULD MEAN THAT WE MAY BE UNABLE TO EXPAND AS PLANNED AND COULD CAUSE US TO INVEST IN AREAS THAT DO NOT RESULT IN NEW SALES.

The key element of the Company's on-going business plan involves the expansion of our ultrasound cable assembly capabilities and customer base. This effort intends to capitalize on what we expect to be new growth in the medical ultrasound equipment market. The success of our plan depends on numerous assumptions that we cannot be sure are justified. If any of our key assumptions are incorrect, we could be unable to expand our business as we currently anticipate and we may make substantial investments in product development and/or marketing efforts that do not result in new product sales. Our assumptions include the following:

      o demand for sophisticated "next generation" ultrasound imaging and diagnostic systems will continue to increase;

      o our cable assembly capabilities that serve ultrasound system OEMs and our replacement ultrasound probes will efficiently address market needs as they develop;

      o OEMs with whom we have or may develop relationships will be successful in developing their technologies and addressing their markets and will remain agreeable to outsource some or all of these cable assemblies; and

      o other companies will not expand their cable assembly capabilities that offer technological or economic advantages over ours.

THE DEVELOPMENT OF ULTRASOUND IMAGING SYSTEMS BY OUR OEM CUSTOMERS IS USUALLY SUBJECT TO REVIEW BY THE U.S. FOOD AND DRUG ADMINISTRATION AND OTHER REGULATORY AGENCIES, WHICH MEANS THAT NEW CABLE ASSEMBLIES PROVIDED BY US THAT ARE DESIGNED AS PART OF THESE SYSTEMS MAY NOT BE SOLD IN COMMERCIAL QUANTITIES FOR A LONG TIME, IF EVER.

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Our sales process involves designing our cable assemblies into both existing and new OEM devices. The sale of any new system in commercial quantities is generally preceded by a pre-production design phase in which we produce various cable assembly prototypes based on a collaboration with the customer's engineering and product design staff. The OEM's imaging systems are subject to regulation and licensing, usually by the U.S. Food and Drug Administration ("FDA"), and sometimes by comparable foreign regulatory bodies, which increases the cost and time required for the development, marketing and sale of these systems. We expect that the sales cycle for most of our cable assemblies will take 3-12 months to develop and validate. We are generally paid for prototypes during the design phase but do not expect such payments to contribute significantly to our profitability. If either our proposed cable assembly solution or the overall imaging system is not approved or is not successfully brought to market in a timely manner, the failure to do so will have a direct and adverse impact on our future sales.

A LARGE PORTION OF OUR SALES IS CONCENTRATED WITH A FEW CUSTOMERS THAT COULD MAKE FLUCTUATIONS IN REVENUE AND EARNINGS MORE SEVERE.

Sales to the Company's largest customer, GE Parallel Design, accounted for 69% and 63% of our total ultrasound sales in 2003 and 2004, respectively. There are a relatively limited number of OEMs that make ultrasound-imaging systems. Although we provide cable assemblies and/or other services to industry-leading OEMs and to several specialized competitors, the loss of a significant customer could have a material adverse impact on us. While we expect the overall size of the medical ultrasound market to expand, it remains possible that significant penetration of these markets may depend on large volume sales to a limited number of potential customers. Concentration in our customer base may make fluctuations in revenue and earnings more severe and make business planning more difficult.

LARGE OEM CUSTOMERS CAN CHANGE THEIR DEMAND ON SHORT NOTICE, FURTHER ADDING TO THE UNPREDICTABILITY OF OUR QUARTERLY SALES AND EARNINGS.

Our quarterly results have in the past and may in the future vary significantly due to the lack of dependable long-term demand forecasts from our larger OEM customers. In addition to this risk, many of our OEM customers have the right to change their demand schedule, either up or down, within a relatively short time horizon. These changes may result in us incurring additional working capital costs and causing increased manufacturing expenses due to these short-term fluctuations. In particular, our quarterly operating results have in the past fluctuated as a result of some of the larger OEM customers changing their orders within a fiscal quarter. Our expense levels, to a large extent, are based on shipment expectations in the quarter. If sales levels fall below these expectations, operating results are likely to be adversely affected. Although we have tried to lessen our dependency on a few large customers, this is the nature of the OEM medical ultrasound industry that we serve and we can provide no assurance that we will be able to materially alter this dependency in the immediate future, if at all.

IN OUR HIGHLY COMPETITIVE MARKETS, MANY OF OUR POTENTIAL COMPETITORS HAVE RESOURCES THAT WE LACK, WHICH COULD IMPAIR OUR RELATIONSHIPS WITH ACTUAL OR POTENTIAL CUSTOMERS.

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Our markets are highly competitive. This is particularly true in the area of ultrasound cable assemblies sold to OEM customers. Competition is based on technology, established relationships, quality of support, location of facilities and price. Several of our competitors have a longer history of operations and more established relationships with actual and potential customers than we have. In addition, most of our OEM customers choose to concentrate their cable assembly business with one or two suppliers and may have certain geographic preferences. The combination of these factors may have a direct and adverse impact on our ability to serve these customers in the future. The Company's principal competitive advantages are: (a) low cost manufacturing in Nogales, Mexico; (2) exceptional quality record; (3) highly responsive to customers with quick turn capability; and (4) very competitive pricing. Despite these advantages, many of our competitors and potential competitors have technological and financial resources and established business relationships that may afford them a competitive advantage.

INTELLECTUAL PROPERTY

Although we may apply for patents for some of our products, the patents may not be granted or may not provide adequate protection of our intellectual property. We intend to rely on copyrights, trademarks, trade secret laws and contractual obligations with employees and third parties to protect our intellectual property. Despite efforts to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Our efforts to protect our intellectual property from third-party discovery and infringement may be insufficient and third parties may independently develop technologies similar to ours, duplicate our products or design around any patents we may obtain. In addition, third parties may assert that our products and technologies infringe their intellectual property.

GROWTH MANAGEMENT

The rapid execution necessary for us to successfully implement our business plan requires an effective planning and management process. We anticipate significant growth and will be required to continually improve our financial and management controls, reporting systems and procedures on a timely basis, and expand, train and manage our personnel. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan.

DEPENDENCE ON KEY PERSONNEL

Our success depends on our ability to identify, attract and retain highly qualified personnel and the failure to do so could have a material adverse effect on us.

FUTURE CAPITAL NEEDS AND THE UNCERTAINTY OF ADDITIONAL FINANCING

In addition to the funding provided by the proceeds of the sale of Series B Preferred Stock under this Offering, to complete and implement our business plan we may need to raise significant additional funds. There can be no assurance that additional financing, if needed, will be available on terms favorable to us, or at all.

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OFFERING PRICE AND CONVERSION RATIO

The price per share and conversion ration of the Series B Preferred Stock was set by us. Although set in good faith, the price and/or conversion ratio may not bear any direct relationship to the assets, results of operations or other objective criteria of value applicable to us.

ILLIQUID INVESTMENT

The Securities have not been registered under the Securities Act and are being offered in reliance upon an exemption from registration under the Securities Act and applicable state securities laws. The Securities can only be transferred or resold in a transaction under or exempt from the Securities Act and applicable state securities laws. There is no public market for the offered Series B Preferred Stock, and there is no guarantee that any public market for these securities will develop. For these reasons Investors may not be able to liquidate their investment in the Company in the event of an emergency or for any other reason. Consequently, the purchase of Series B Preferred Stock, and the acquisition of Common Stock upon the conversion of Series B Preferred Stock, should be considered only as a long-term investment.

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